SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.    )

   Filed by the Registrant (X)
   Filed by a Party other than the Registrant (  )
   Check the appropriate box:
   (  ) Preliminary Proxy Statement
   (  ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
   (X)  Definitive Proxy Statement
   (  ) Definitive Additional Materials
   (  ) Soliciting Material Pursuant to section 240.14a-11(c) or section
        240.14a-12

                            HALLWOOD ENERGY CORPORATION
                 (Name of Registrant as Specified In Its Charter)
                            HALLWOOD ENERGY CORPORATION
                    (Name of Person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):
   (X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
        Item 22(a)(2) of Schedule 14A.
   (  ) $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
   (  ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,
        (1)  Title of each class of securities to which transaction applies:
        ......................................................................

        (2)  Aggregate number of securities to which transaction applies:
        ........................................................................

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ........................................................................

        (4)  Proposed maximum aggregate value of transaction:
        ........................................................................

        (5)  Total fee paid:
        ........................................................................

   (  ) Fee paid previously with preliminary materials.
   (  ) Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
        ........................................................................

        2)   Form, Schedule or Registration Statement No.:
        ........................................................................

        3)   Filing Party:
        ........................................................................

        4)   Date Filed:
        .......................................................................

                            HALLWOOD ENERGY CORPORATION
                          3710 Rawlins Street, Suite 1500
                                Dallas, Texas 75219

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              to Be Held May 9, 1995


   To the Shareholders of HALLWOOD ENERGY CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hallwood Energy Corporation (the "Company") will be held at 3710 Rawlins Street, Suite 1500, Dallas, Texas on May 9, 1995 at 10:00 a.m. (Dallas time) for the following purposes:

        1. To elect six directors to hold office until the next annual election of directors or until their respective successors have been duly elected and have qualified.

        2. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 1995 as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING; HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED PROMPTLY TO MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOU HAVE THE RIGHT TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING, EITHER IN PERSON AT THE ANNUAL MEETING OR BY GIVING WRITTEN NOTICE TO THE COMPANY IN THE MANNER PROVIDED ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT. PROMPT RETURN OF THE PROXY BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF PROXY SOLICITATION.

                                           By Order of the Board of Directors,
                                           Cathleen M. Osborn
                                           Secretary


   March 31, 1995
   Dallas, Texas


                            HALLWOOD ENERGY CORPORATION
                          3710 Rawlins Street, Suite 1500
                                Dallas, Texas 75219

                                Proxy Statement For
                          Annual Meeting of Shareholders
                              to be Held May 9, 1995

                     SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying Proxy is solicited on behalf of the Board of Directors of Hallwood Energy Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 9, 1995, at 10:00 a.m., at 3710 Rawlins Street, Suite 1500, Dallas, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. This Proxy Statement and accompanying form of Proxy are being first mailed or distributed on or about April 7, 1995.

      The accompanying form of Proxy is designed to permit each shareholder to vote for, or to withhold voting for, any or all of the nominees for election as directors of the Company listed under Proposal 1 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a shareholder's executed and dated proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no specification is made, the Proxy will be voted at the Annual Meeting FOR the election of the nominees specified under the caption "Election of Directors."

      The Company encourages the personal attendance of shareholders at its annual meetings, and giving a Proxy does not preclude the right to vote in person should any shareholder giving the Proxy so desire. Any shareholder of the Company giving a Proxy has the unconditional right to revoke his Proxy at any time prior to the voting thereof either in person at the Annual Meeting or by giving written notice to the Company addressed to Ms. Cathleen M. Osborn, Secretary, 4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado 80237. No notice of revocation will be effective, however, until it has been received by the Company, and the notice of revocation must be received at or before the Annual Meeting.

      In addition to the solicitation of Proxies by use of the mail, officers and regular employees of the Company may solicit the return of Proxies by personal interview, mail, telephone and telegraph. The officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the form of Proxy and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock and other costs of solicitation will be borne by the Company.

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1994, including audited financial statements, is enclosed with this Proxy Statement. The Annual Report does not form any part of the materials for the solicitation of Proxies.

                              PURPOSES OF THE MEETING

      At the Annual Meeting, the shareholders will consider and vote upon the following matters:

      1. The election of six directors to hold office until the next annual election of directors or until their respective successors have been duly elected and have qualified.

      2. Such other and further business as may properly come before the meeting or any adjournments thereof.

                     VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

   GENERAL

      The Board of Directors has fixed the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting as of the close of business on March 31, 1995 (the "Record Date"). On the Record Date, there were 494,126 shares of Common Stock, 9,864 shares of Series D Preferred Stock, par value $0.01 per share ("Series D Preferred Stock") and 356,000 shares of Series E Preferred Stock, par value $0.01 per share ("Series E Preferred Stock") issued and outstanding. The Series D Preferred Stock and Series E Preferred Stock are sometimes referred to together as "Preferred Stock."

   REQUIRED VOTE

      The Company's Restated Articles of Incorporation prohibit cumulative voting. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock is necessary for the election of directors. Holders of Preferred Stock are not entitled to vote on the election of directors. Votes will be counted by The First National Bank of Boston, the Company's transfer agent and registrar. With respect to abstentions, the shares are considered present at the meeting for purposes of determining a quorum and voting on a particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are considered present at the meeting for purposes of determining a quorum but are not entitled to vote on the particular matter as to which the broker does not have voting authority.

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth information concerning the number of shares of Common Stock and each class of Preferred Stock of the Company owned beneficially as of the Record Date by the persons who, to the knowledge of management, beneficially owned more than 5% of the outstanding Common Stock or either class of Preferred Stock. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

                                                                               AMOUNT              PERCENT OF
               NAME AND ADDRESS                         CLASS OF            BENEFICIALLY          CLASS OF THE
             OF BENEFICIAL OWNER                         STOCK                 OWNED                 COMPANY
       The Hallwood Group Incorporated                   Common               240,605                 48.7
        3710 Rawlins Street, Suite 1500                 Series E
        Dallas, Texas 75219                           Preferred (1)           356,000                100.0

       William Baxter Lee III                            Common                40,500                  8.2
        406 Willow Avenue
       Knoxville, Tennessee 37915

       Prudential Assurance Co., Ltd.                    Common                36,625                  7.4
        142 Holborn Bars                                 Series D
        London ECIH 2NH                               Preferred (2)             5,000                 50.7
        United Kingdom

       J. Romeo & Co.                                   Series D
        c/o Chemical Bank                             Preferred (2)             4,864                 49.3
        4 New York Plaza
        New York, New York   10004
     __________________
<F1>
   (1)  Each share of Series E Preferred Stock is convertible into one share of
        Common Stock.
<F2>
   (2)  Each share of Series D Preferred Stock is convertible into 8 shares of
        Common Stock.

      The following table sets forth information concerning the number of shares of Common Stock of the Company owned beneficially as of the Record Date by
      (i) each director and executive officer of the Company who owns Common Stock and (ii) the directors and executive officers of the Company as a group. No director or executive officer owns any Preferred Stock. Mr. Guzzetti has sole voting and investment power with respect to the shares reported.

                                                                              AMOUNT              PERCENT OF
               NAME OF                                  CLASS OF           BENEFICIALLY          CLASS OF THE
            BENEFICIAL OWNER                             STOCK                OWNED                 COMPANY
       William L. Guzzetti                               Common                 285                    *
       All directors and executive officers              Common                 285                    *
        as a group (nine individuals)
     __________________
<F1>
        *   Represents less than 1% of the outstanding Common Stock.

   The table above does not include the shares of Common Stock held by The Hallwood Group Incorporated ("Hallwood Group") of which Mr. Gumbiner is Chairman and Chief Executive Officer and Mr. Troup is President and a director.

      Alpha Trust beneficially owns 1,188,670 shares of common stock (18.6% of the outstanding common stock) of Hallwood Group, the parent of the Company, and Epsilon Trust beneficially owns 792,448 shares of common
      stock  (12.4%) of Hallwood Group.   Mr. Gumbiner has the power to
      designate and replace the trustees of Alpha Trust and Epsilon Trust. No other director or executive officer of the Company owns any equity securities of Hallwood Group. The Company owns 896,000 shares of Common Stock (14%) of Hallwood Group.

      The Company is general partner of Hallwood Energy Partners, L.P. (the "Partnership") a limited partnership. Mr. Guzzetti owns 100 Units of limited partner interest (less than .01%) and currently exercisable options to acquire 21,250 Units (less than 1%, assuming exercise of the options) of the Partnership. Mr. Sebastian owns 400 Units (less than .01%) of the Partnership. Mr. Troup owns currently exercisable options to acquire 28,333 Units (less than 1%, assuming exercise of the options) of the Partnership, and Mr. Gumbiner owns currently exercisable options to acquire 42,500 Units (less than 1%, assuming exercise of the options) of the Partnership. No other director of the Company owns Units of the Partnership. Executive officers of the Company, including Mr. Guzzetti, own 403 Units and currently exercisable options to purchase 62,334 Units (.7%, assuming exercise of the options) of the Partnership.

      Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the year ended December 31, 1994, all officers and directors of the Company and greater than ten-percent beneficial owners complied with applicable filing requirements.

                               ELECTION OF DIRECTORS

   NOMINEES

      At the Annual Meeting, shareholders will elect directors to serve until the 1996 Annual Meeting of Shareholders. The Bylaws of the Company provide that the Company's Board of Directors must consist of not fewer than three, nor more than eleven, directors and that the number of directors, within such limits, will be determined by resolution of the Board of Directors. By action of the Board of Directors, the number of directors has been set at six. The six persons currently serving as directors of the Company have been nominated by the Board of Directors to serve as directors of the Company until the 1996 Annual Meeting of Shareholders or until their successors have been duly elected and have qualified.

      Unless otherwise directed on any duly executed and dated Proxy, it is the intention of the persons named in such Proxy to nominate and to vote the shares represented by such Proxy for the election of the nominees listed in the table below for the office of director of the Company to hold office until their respective successors have been duly elected and have qualified.

                                                                                YEAR FIRST
                 NAME                           POSITION                     ELECTED DIRECTOR
       Anthony J. Gumbiner        Chairman of the Board and Director               1984
       William L. Guzzetti        President and Director                           1985
       Brian M. Troup             Director                                         1984
       Hans-Peter Holinger        Director                                         1984
       Rex A. Sebastian           Director                                         1993
       Nathan C. Collins          Director                                         1995

      The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election or to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the person or persons voting the Proxy will vote the shares represented by such Proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. If elected as a director of the Company, each director will hold office until his successor has been duly elected and has qualified.

   BUSINESS EXPERIENCE OF DIRECTORS

      Anthony J. Gumbiner, 50, has served as a director and as Chairman of the Board and Chief Executive Officer of the Company since May 1984 and February 1987, respectively. He has also served as Chairman of the Board of Directors of Hallwood Group, a diversified holding company with real estate, textile products, hotel, restaurant and energy operations, since 1981 and as Chief Executive Officer of Hallwood Group since April 1984. Mr. Gumbiner has also served as Chairman of the Board of Directors and as a director of Hallwood Holdings S.A., a Luxembourg listed real estate investment company, since March 1984 and as a director of ShowBiz Pizza Time, Inc., a company primarily engaged in the restaurant business, since September 1988. He has been a director of Hallwood Consolidated Resources Corporation ("HCRC") since June 1992 and a director of Hallwood Realty Corporation ("Hallwood Realty"), which is the general partner of Hallwood Realty Partners, L.P., since November 1990. He is a Solicitor of the Supreme Court of Judicature of England.

      William L. Guzzetti, 51, has been President, Chief Operating Officer and a director of the Company since February 1985. Mr. Guzzetti joined the Company in February 1976 as Vice President, Secretary and General Counsel and served in these positions until November 1980. He served as Senior Vice President, Secretary and General Counsel from November 1980 until February 1985, when he assumed his current office. Mr. Guzzetti is also an Executive Vice President of Hallwood Group and in that capacity may devote a portion of his time to the activities of Hallwood Group, including the management of real estate investments, acquisitions and restructurings of entities controlled by Hallwood Group. He is a director and President of Hallwood Realty and in that capacity may devote a portion of his time to the activities of Hallwood Realty. He is a director and President of HCRC.

      Brian M. Troup, 48, has served as a director of the Company since May 1984. He has been President and Chief Operating Officer of Hallwood Group since April 1986, and he is a director. He is a director of Hallwood Holdings S.A. and a director of ShowBiz Pizza Time, Inc. He is also a director of HCRC and Hallwood Realty. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom.

      Hans-Peter Holinger, 52, is a citizen of Switzerland. He served as Managing Director of Interallianz Bank Zurich A.G. from 1977 to February 1993. Since February 1993, he has been the majority owner of Holinger Asset Management AG, Zurich.

      Rex A. Sebastian, 65, has served as a director of the Company since January 1993. Mr. Sebastian is a member of the Boards of Directors of The Phoenix Resource Companies, Inc. and Ferro Corporation. Mr. Sebastian served as Senior Vice President--Operations of Dresser Industries, Inc. from January 1975 until his retirement in July 1985. He joined Dresser in 1966. Mr. Sebastian is now a private investor.

      Nathan C. Collins, 60, was appointed a director of the Company in March 1995. Since March 1, 1995 he has been President, Chief Executive Officer and a director of Flemington National Bank & Trust Co. in Flemington, New Jersey. From November 1987 until December 1994, he was Chairman of the Board of Directors, President and Chief Executive Officer of BancTexas Group Inc. He began his banking career in August 1964 with the Valley National Bank in Phoenix, Arizona and held various positions there, finally becoming Executive Vice President, Senior Credit Officer and Manager of Asset/Liability Group of the bank.

   BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      Following are brief biographies of the executive officers of the Company, other than Mr. Guzzetti.

      Russell P. Meduna, 40, became Executive Vice President of the Company in June 1991. He was Vice President from May 1990 until June 1991. Mr. Meduna has been Executive Vice President of Hallwood G.P., Inc. ("HGP") and Hallwood Petroleum, Inc. ("HPI") which are affiliates of the Company, since October 1989. Mr. Meduna was Vice President of such entities from April 1989 to October 1989 and Manager of Operations from January 1989 to April 1989. He joined HPI in 1984 as Production Manager. Mr. Meduna is
      also Executive Vice President of HCRC.   He is a registered professional
      engineer in the States of Colorado and Texas.

      Cathleen M. Osborn, 42, became Vice President, Secretary and General Counsel of the Company in June 1991. Ms. Osborn has been Vice President, Secretary and General Counsel of HGP and HPI since October 1986 and of HCRC since June 1992. She joined HGP and HPI in 1985 as senior staff attorney. Ms. Osborn is a member of the Colorado State Bar.

      Robert S. Pfeiffer, 38, became Chief Financial Officer of the Company in June 1994. He has been Vice President--Finance of the Company since June 1991. Mr. Pfeiffer has been Vice President of HGP and HPI since October 1986 and of HCRC since June 1992. He joined HGP and HPI in 1984. From July 1979 to May 1984, he was employed by Price Waterhouse as a senior accountant.

   COMMITTEES; MEETINGS OF THE BOARD
      The Board's Audit Committee, composed in 1994 of Messrs. Troup, Holinger and Sebastian, recommends to the Board the firm to be employed as the Company's and the Partnership's independent auditors and consults with, and reviews the report of, the Company's independent auditors and HPI's financial staff. The Audit Committee held two meetings during 1994. The principal function of the Compensation Committee is to review the compensation plans for directors, officers and other personnel. The Compensation Committee held one meeting in 1994 and a meeting in January 1995. At both meetings, the entire Board of Directors acted as the Compensation Committee. See "Executive Compensation - Board Compensation Committee Report on Executive Compensation." The Board's Executive Committee, composed of Messrs. Gumbiner, Troup and Guzzetti, is authorized to exercise all the authority of the Board in the business and affairs of the Company, except as limited by applicable law. The Board's Executive Committee held no meetings during 1994. The Board's Special Committee to act upon holding securities of, and issuing securities to, affiliates is composed of Mr. Holinger, and it held no meetings during 1994. The Company does not have a standing Nominating Committee.

      The Board of Directors held four regularly scheduled meetings and three special meetings during 1994. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he is a member.

                              EXECUTIVE COMPENSATION

   COMPENSATION OF EXECUTIVE OFFICERS

      The Company has no employees. Management services are provided to the Company by HPI, an affiliated entity. Employees of HPI perform all duties related to the management of the Company and the Partnership, including the operation of various properties in which the Company and the Partnership own an interest. The Company and the Partnership are charged for management services by HPI based on an allocation procedure that takes into account the amount of time spent on management, the number of properties owned by the Company and the Company's performance relative to its affiliates. The allocation procedure is applied consistently to all entities for which HPI performs services.

      The following table sets forth the compensation paid by HPI for the years ended December 31, 1994, 1993 and 1992 to the Chief Executive Officer and each of the four other most highly compensated officers (determined for the year ended December 31, 1994).

                            SUMMARY COMPENSATION TABLE
                                                                              Long Term
                                                    Annual Compensation     Compensation

                                                                                 LTIP           All Other
       Name & Principal Position     Year           Salary        Bonus       Payouts        Compensation (1)

       Anthony J. Gumbiner (2)       1994       $125,000(3)    $      0       $        0      $            0
       Chief Executive Officer       1993              0              0                0                   0
                                     1992              0              0                0                   0

       William L. Guzzetti           1994        200,240         72,800            9,449               6,004
       President and Chief           1993        200,240         65,000            5,227               6,004
       Operating Officer             1992        206,250         21,491                0                   0

       Russell P. Meduna             1994        164,024         24,200            9,449               4,409
       Executive Vice President      1993        167,356         62,500            5,227               4,477
                                     1992        163,369         15,920                0                   0

       Robert S. Pfeiffer            1994        107,755         25,700            6,963               3,160
       Vice President                1993        109,941         47,025            3,851               3,171
                                     1992        105,745         14,823                0                   0

       Cathleen M. Osborn            1994        105,848         24,600            6,963               3,160
       Vice President and            1993        104,353         50,000            3,851               3,027
       General Counsel               1992        102,083         14,723                0                   0
     ______________________
<F1>
   (1)  Employer contribution to 401(k) account.
<F2>
   (2)  In addition to compensation listed in the table, HPI has a consulting agreement with Hallwood Group which expires June 30, 1997, pursuant to which Hallwood Group receives an annual consulting fee of $300,000.  In
        1992 and 1993, the agreement was assigned to Hallwood Securities
        Limited, a company of which Mr. Gumbiner is a managing director.  In
        1994, the consulting services were provided by HSC Financial Corporation
        ("HSC Financial"), through the services of Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC Financial.
        See "Compensation Committee Interlocks and Insider Participation" below.
<F3>
   (3)  Mr. Gumbiner has a Compensation Agreement with HPI pursuant to which HPI pays Mr. Gumbiner $250,000 per year.  The Compensation Agreement was effective August 1, 1994 and continues in effect until terminated by either party on not less than six months' notice.

      In 1994, $18,594 of the compensation listed above was allocated by HPI to the Company and $426,099 was allocated to the Partnership. In 1993, $18,684 was allocated to the Company and $471,309 was allocated to the Partnership. In 1992, $15,823 was allocated to the Company and $336,447 was allocated to the Partnership.

   OPTION EXERCISES AND HOLDINGS

      At the end of the 1994 fiscal year, no executive officer held unexercised options or stock appreciation rights ("SARs") in the Company. No executive officer exercised options or SARs during 1994. Mr. Guzzetti relinquished all of his options, for no consideration, in February of 1994.

   LONG-TERM INCENTIVE PLAN AWARDS

      The following table describes performance units awarded to the executive officers of the Company for 1994 under the Domestic Incentive Plan and International Incentive Plan for the Company and affiliated entities. The value of awards under each plan depends primarily on success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The amounts shown below are aggregate awards under the plans for the Company, the Partnership and HCRC; the awards were allocated 64% to the Partnership and 36% to HCRC, based on the ownership of the wells included in the plans.

                LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                                          Performance or         Estimated Future
                           Number of       Other Period      Payouts under Non-Stock
           Name              Units         Until Payout         Price-Based Plans

  Anthony J. Gumbiner            .00            0                    $         0
  William L. Guzzetti            .15           2000                       11,364 (1)
                                 .22           2004                            0 (2)
  Russell P. Meduna              .15           2000                       11,364 (1)
                                 .22           2004                            0 (2)
  Robert S. Pfeiffer             .13           2000                        9,849 (1)
                                 .165          2004                            0 (2)
  Cathleen M. Osborn             .13           2000                        9,849 (1)
                                 .165          2004                            0 (2)
     _______________________
<F1>
   (1)  This amount represents an award under the Domestic Incentive Plan.
        There are no minimum, maximum or target amounts payable under the
        Domestic Incentive Plan.  Payments under the awards will be equal to the indicated percentage of plan net cash flow from certain wells for the first five years after an award and, in the sixth year, the indicated
        percentage of 40% of the remaining net present value of estimated future production from the wells.  The amounts shown above are estimates based on estimated reserve quantities and future prices.  Because of the uncertainties inherent in estimating quantities of reserves and prices, it is not possible to predict cash flow or remaining net present value of estimated future production with any degree of certainty.
<F2>
   (2)  This amount represents an award under the International Incentive Plan.
        There are no minimum, maximum or target amounts payable under the
        International Incentive Plan.  Payments under the awards will be equal to the indicated percentage of gross revenues, net of costs of transportation and marketing, from international projects.  The
        Partnership and HCRC have not recorded any proved reserves attributable to international projects, so the current estimated future payout for the 1994 awards is 0.

   DIRECTOR COMPENSATION

      Each director of the Company who is not an officer or employee of, or consultant to, the Company is entitled to receive an annual fee of $20,000 which will be proportionately reduced if the director attends fewer than four meetings of the Board of Directors during any calendar year. In addition, all directors are reimbursed for their expenses in attending meetings of the Board of Directors and committees. Only Mr. Sebastian received the $20,000 annual fee in 1994.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The entire Board of Directors served as the Compensation Committee of the Company during fiscal year 1994. Mr. Gumbiner is also Chief Executive Officer of the Company. He is a director and serves on the compensation committee of Hallwood Group, of which Mr. Troup is President and Mr. Guzzetti is Executive Vice President. Mr. Gumbiner is also Chief Executive Officer and a director of HCRC, Mr. Troup is a director of HCRC, and Mr. Guzzetti is a director and President of HCRC. The Board of HCRC made compensation decisions for HCRC in 1994 and January 1995. Mr. Gumbiner is Chief Executive Officer and a director, and Mr. Guzzetti is President and a director, of Hallwood Realty. During 1994, Messrs. Gumbiner and Guzzetti served on the compensation committee of Hallwood Realty.

      HPI has a financial consulting agreement with Hallwood Group pursuant to which Hallwood Group furnishes consulting and advisory services to the Company and the Partnership and their affiliates. Under the terms of the financial consulting agreement, HPI is obligated to pay Hallwood Group three annual payments of $300,000 beginning June 30, 1994, and Hallwood Group is obligated to furnish consulting and advisory services to HPI, the Partnership and their affiliates through June 30, 1997. In 1994, the consulting services were provided by HSC Financial Corporation, through the services of Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC Financial. Of the $300,000 fee paid in 1994, approximately $7,000 was paid by the Company, $166,000 was paid by the Partnership and the remainder was paid by other affiliates.

      The Company and the Partnership reimburse Hallwood Group for expenses incurred on behalf of the Company and the Partnership. In 1994, the Company reimbursed Hallwood Group approximately $14,000, and the Partnership reimbursed Hallwood Group approximately $330,000.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      General. The Company's primary activity is to serve as general partner of the Partnership, which in turn controls several other entities (collectively, the "Energy Companies"). The Company has no employees; all management is provided by employees of HPI which provides services to all of the Energy Companies. Accordingly, the Company does not directly pay any compensation but reimburses HPI for its costs and expenses.
      Individual compensation is based on the individual's responsibilities and
      performance relating to all of the Energy Companies.   Salaries are
      allocated among the Energy Companies based on a procedure that takes into account both the amount of time spent on management and the number of properties owned by each entity. The cash bonus pool is allocated among the Energy Companies based upon the entity's performance relative to all of the Energy Companies. Awards under the long-term incentive plans are allocated based upon the ownership of the wells included in the plans. Because the compensation paid to HPI employees is allocated to all of the Energy Companies, it is reviewed and approved by the Compensation Committee of the Company on behalf of the Company and the Partnership.
      The compensation of the Energy Companies' management employees, including executive officers, is reviewed and approved at least annually.

      During 1994, salaries were reviewed and awards under the Domestic Incentive Plan and the International Incentive Plan were made by the full Board of Directors acting as the Compensation Committee. In January 1995, the full Board of Directors again acted as the Compensation Committee in determining cash bonuses paid with respect to 1994 and the salaries to be paid and other awards made in 1995. In determining 1994 compensation of key employees, the Energy Companies' compensation levels were compared with those of comparable companies, as reported by compensation consultants and other industry surveys. The comparable companies consist of twelve independent oil and gas companies selected by consultants to the Energy Companies and are not the same as those used in preparing the performance graph appearing elsewhere in this Proxy Statement. For 1994, the compensation of the Energy Companies' management employees consisted of three primary components: salary and annual bonus, cash bonus and long-term incentive plan awards.

      Salary. All non-hourly employees' salaries and annual bonuses are determined annually based on the individual employee's level of responsibility and comparisons to similar positions in comparable companies. Salaries of officers and other professional employees are generally set at approximately 74% to 90% of the average base salaries paid by those comparable companies. When an employee's position is not standard and cannot be compared to similar positions in comparable companies, compensation is determined in a discretionary process, taking into consideration the components and overall responsibility of the employee's position.

      Cash Bonus. The Board has determined to award certain management employees, including executive officers, cash bonuses based on an assessment of a number of quantitative and qualitative factors. The primary quantitative factors are performance in reserve finding, considering overall reserves found and effectiveness of capital expenditures, in comparison to the historical performance of independent oil and gas companies as a group and comparison of general and administrative expenses and operating costs to budget. Qualitative factors include judgments regarding the effectiveness of management and administration. Depending on the Energy Companies' success in these areas, total salaries and cash bonuses paid to management employees may range from 74% of the compensation paid to similarly situated employees in comparable companies if the Energy Companies perform poorly to as high as 500% of the compensation paid by comparable companies if the Energy Companies perform very well. Based on comparisons of the Energy Companies' performance with the historical performance of other independent oil and gas companies as a group as reported by generally published industry statistics, the Compensation Committee determined that the Energy Companies had a slightly less than average year in the overall reserves found and effectiveness of capital expenditures. The Board also concluded that the effectiveness of management and administration and control of the expenses deserved recognition. Therefore, the cash bonuses paid to management employees as a group were set at levels that would result in their total annual compensation being less than that paid by comparable companies. The aggregate cash bonuses are allocated among the key and professional employees based on the recommendation of senior management and a determination of the employees' relative contributions to the Energy Companies during the year.

      The Long-Term Incentive Plans. The Energy Companies' long-term incentive plans consist of a Domestic Incentive Plan for domestic properties and an International Incentive Plan for international projects. Both plans are intended to provide incentive and motivation to the Energy Companies' key employees, including the Company's executive officers, to increase the oil and gas reserves of the Energy Companies and to enhance the Energy Companies' ability to attract, motivate and retain key employees upon whom, in large measure, the success of the Energy Companies depends.

      The Domestic Incentive Plan. Under the Domestic Incentive Plan, the Board annually determines the portion of the Energy Companies' collective interests in the cash flow from certain wells drilled, recompleted or enhanced during that year (the "Plan Year") which will be allocated to participants in the plan. The portion allocated to participants in the plan is referred to as the Plan Cash Flow. The board then determines which key employees may participate in the plan for the Plan Year and allocates the Plan Cash Flow among the participants. Awards under the plan do not represent any actual ownership interest in the wells. Awards are made in the Board's discretion.

      Each award under the plan represents the right to receive for five years a specified share of the Plan Cash Flow attributable to certain wells drilled, recompleted or enhanced during the Plan Year. In the sixth year after the award, the participant is paid an amount equal to a specified percentage of the remaining net present value of estimated future production from the wells and the award is terminated. Accordingly, the value of awards under the plan depends primarily on the Energy Companies' success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The percentage of the Energy Companies' cash flow from wells completed in any Plan Year to be allocated to Plan Cash Flow each Plan Year, the percentage of the remaining net present value of estimated future production for which the participants will receive payment in the sixth year of an award, and the amount to be awarded to individual participants is determined by the Board each year, after taking into consideration the recommendation of the Energy Companies' executive officers.

      The awards for the 1994 Plan Year were made in January 1994. For the 1994 Plan Year, the Compensation Committee determined that the total Plan Cash Flow would be equal to 1% of the cash flow of the wells completed during the Plan Year. The Compensation Committee also determined that the participants' interests for the 1994 Plan Year would be purchased in the sixth year at 40% of the remaining net present value of the wells completed in the Plan Year. The Compensation Committee also determined that the total awards would be allocated among key employees primarily on the basis of salary, to the extent of 70% of the total award, and on individual performance, to the extent of 30% of the total award.

      The International Incentive Plan. The International Incentive Plan was adopted by the Board in January 1994 and the first awards were made with respect to the 1994 Plan Year. Under the Plan, for each Plan Year awards will be made entitling the participants to receive for ten years from the date of first production an aggregate of 3% of the gross revenues, net of the costs of transportation and marketing, from international projects active during the Plan Year. The Board determines which key employees may participate in the Plan for the Plan Year and allocates the awards among the participants. Awards under the Plan do not represent any actual ownership interests in any international projects and are made in the Board's discretion.

      Chief Executive Officer. Effective August 1, 1994, Mr. Gumbiner has a Compensation Agreement with HPI pursuant to which HPI pays Mr. Gumbiner for providing consultation and assistance in maintaining relationships with foreign governments and negotiating contracts outside the United States. The Energy Companies engaged in certain transactions with Hallwood Group, of which Mr. Gumbiner is Chairman and Chief Executive Officer, during 1994. In addition, the Energy Companies have a consulting agreement with Hallwood Group effective June 30, 1993 and expiring June 30, 1997, pursuant to which the Energy Companies pay Hallwood Group a
      $300,000 annual consulting fee.    In 1994, the consulting services were
      provided by HSC Financial Corporation, through Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC Financial. Both agreements were approved by the Board of Directors of the Company, Mr. Gumbiner abstaining. See "Compensation Committee Interlocks and Insider Participation" above.

                           Members of the Board Who Participated in Compensation
                           Decisions:
                              Anthony J. Gumbiner
                              Brian M. Troup
                              Hans-Peter Holinger
                              Rex A. Sebastian
                              William L. Guzzetti

   PERFORMANCE GRAPH

      Below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index ("S&P 500") and Kirkpatrick Energy Associates Small Cap E&P Index ("KEA Small Cap E&P") for the period beginning December 31, 1989 through December 31, 1994. Dividend reinvestment has been assumed.

                Hallwood Energy                 KEA Small
    Year          Corporation       S&P 500       Cap E&P

    1989                  100           100          100
    1990                   89.6         104.93        86
    1991                   96           109.36        64
    1992                   97.6         114.25        81
    1993                  166.4         122.3        108
    1994                  178.6         120.43       104


                                  OTHER BUSINESS

      The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of Proxy to vote the shares covered thereby as they deem advisable in their discretion.

                               INDEPENDENT AUDITORS

      Deloitte & Touche LLP currently serves the Company as independent auditors. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                     DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the 1996 Annual Meeting, shareholder proposals must be received by the Company by November 30, 1995, which is approximately 120 days in advance of the date the Company anticipates mailing the proxy statement for the Company's 1996 Annual Meeting of Shareholders, and must otherwise comply with the requirements of Rule 14a-8.

                                    By Order of the Board of Directors
                                    Cathleen M. Osborn
                                    Secretary



   March 31, 1995
   Dallas, Texas


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           HALLWOOD ENERGY CORPORATION

                 FOR ANNUAL MEETING OF SHAREHOLDERS MAY 9, 1995


     The undersigned hereby appoints WILLIAM L. GUZZETTI and CATHLEEN M. OSBORN, and each of them, with full power of substitution, proxies of the undersigned at the Annual Meeting of Shareholders of Hallwood Energy Corporation, to be held at 3710 Rawlins, Suite 1500, Dallas, Texas 75219, on Tuesday, May 9, 1995 at 10:00 a.m., and at all adjournments or postponements thereof, and hereby authorizes them to represent and to vote all of the shares of the undersigned as fully as the undersigned could do if personally present. Said proxies are herein specifically authorized to vote the shares of the Company which the undersigned is entitled to vote in the election of Directors and to vote said shares upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof, as the above named proxies shall determine.

     The shares represented by this Proxy will be voted for Proposals 1 and 2 if no instruction to the contrary is indicated or if no instruction is given.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.   Election of Directors:

     Nominees:  For a term expiring at the 1996 Annual Meeting:

          ANTHONY J. GUMBINER, BRIAN M. TROUP, WILLIAM L. GUZZETTI, HANS-PETER HOLINGER, REX A. SEBASTIAN AND NATHAN C. COLLINS

               To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

               ----------------------------------------------------------------

                    ------    FOR ALL NOMINEES

                    ------    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

2. To transact such other business as may properly come before the meeting and all adjournments or postponements thereof.

          FOR  AGAINST   ABSTAIN

          ----  ----       ----

If no specification is made with respect hereto, such shares will be voted FOR the election of these Directors and either for or against such other matters as may properly come before the meeting or any adjournment or postponement thereof, as the above named proxies may determine.

          MARK HERE FOR ADDRESS         ------
          CHANGE AND NOTE AT LEFT

Sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, guardian or corporate official, please give your full title as such.


Signature:----------------------------------------------------  Date:-----------


Signature:----------------------------------------------------  Date:-----------